UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

BENCHMARK ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-10560	74-2211011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 South Rockford Drive
Tempe, Arizona		85288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (623) 300-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BHE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 14, 2025. All proposals were approved. The voting results for each of the proposals submitted to a vote of shareholders at the Annual Meeting are set forth below.

1) The nominees for election to the Board of Directors are elected to serve and will hold office until the Company's 2026 Annual Meeting of Shareholders and until their respective successors are elected and qualified based on the following votes:

Name	For	Against	Abstain	Non-Vote
David W. Scheible	31,682,236	833,160	26,863	830,196
Douglas M. Britt	32,506,193	9,191	26,875	830,196
Glynis A. Bryan	31,956,003	522,416	63,840	830,196
Anne De Greef-Safft	32,265,524	235,516	41,219	830,196
Robert K. Gifford	32,187,050	328,381	26,828	830,196
Kenneth T. Lamneck	30,638,810	1,876,619	26,830	830,196
Lynn A. Wentworth	32,469,489	31,603	41,167	830,196
Jeffrey W. Benck	32,369,571	145,861	26,827	830,196

2) On an advisory basis, the compensation of the Company's named executive officers is approved based on the following votes:

For	Against	Abstain	Non-Vote
30,628,161	1,886,148	27,950	830,196

3) The proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2025 is approved based on the following votes:

For	Against	Abstain	Non-Vote
32,707,420	657,706	7,329	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Date:	May 14, 2025	By:	/s/ Stephen J. Beaver
Stephen J. Beaver, Esq. Senior Vice President, General Counsel and Chief Legal Officer